QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.3

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

        We hereby consent to the use in this Registration Statement on Form S-1 of Dynamic Offshore Resources, Inc. (the "Registration Statement") of the name Netherland, Sewell & Associates, Inc., to the references to our reserves reports of Dynamic Offshore Resources, LLC's proved and probable oil and natural gas reserves estimates and future net revenue as of March 31, 2011, and the inclusion of our corresponding reserves reports, dated August 23, 2011 and August 24, 2011, in the Registration Statement as Exhibits 99.1 and 99.2; to the references to our reserves reports of XTO Offshore Inc.'s proved oil and natural gas reserves estimates and future net revenue as of July 31, 2011, and the inclusion of our corresponding reports, dated August 23 and August 24, 2011, in the Registration Statement as Exhibits 99.3 and 99.4; and to the references to our reserves reports of Moreno Offshore Resources, LLC's proved and probable oil and natural gas reserves estimates and future net revenue as of March 31, 2011, and the inclusion of our corresponding reports, dated August 22, 2011 and August 23, 2011, in the Registration Statement as Exhibits 99.5 and 99.6. We also consent to all references to us contained in such Registration Statement, including in the prospectus under the heading "Experts".

NETHERLAND, SEWELL & ASSOCIATES, INC.

	By:	/s/ DANNY D. SIMMONS Danny D. Simmons, P.E. President & Chief Operating Officer

Houston, Texas August 26, 2011

QuickLinks

  Exhibit 23.3
CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS